EXHIBIT 3.1(c)




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                                                                Date: 09/08/2014
                                                         Receipt Number: 9708676
                                                            Amount Paid: $117.00

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

Entity Number:    6585117-0142
              ----------------------

Non-Refundable Processing fee: $37.00

Pursuant to UCA ss.16-10a part 10, the individual name bellowed causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: 4th GRADE FILMS, INC.

2. The date the following amendment(s) was adopted: 09/05/2014

3. If changing the corporation name, the new name of the corporation is:

   STRAINWISE, INC.

4. The text of each amendment adopted (include attachment if additional space neede):

         Article I

         Name

      The name of this Corporation is "Strainwise, Inc."


5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:


6. Indicate the manner in which the amendment(s) was adopted (mark only one):

   [X] Adopted by Incorporators or Board of Directors - Shareholder action not required

   [ ] Adopted by shareholders - Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing) _______________ (not to exceed 90 days)

Under penalty or perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete

By: /s/ Shawn Phillips

Title: Chief Executive Officer

Date: 9/5/2014
                                               State of Utah
                                           Department of Commerce
                                 Division of Corporations and Commercial Code
                             I hereby certify that the foregoing has been filed
                               and approved on this 5th day of September, 2014
                              In this office of this Division and hereby issued
                                          This certificate hereof
                                          Examiner tr Date 9/9/14

                                          /s/ Kathy Berg
                                          Kathy Berg, Division Director